Exhibit 10.5

SMITH BARNEY FUTURES MANAGEMENT INC.

390 Greenwich Street, 1st Floor, New York, New York 10013-2396

November 30, 1995

Chesapeake Capital Corp.

500 Forest Avenue

Richmond, Va. 23239

Attention: Mr. John Hoade

Re:	Management Agreement Renewal Smith Barney Tidewater Futures Fund

Dear Mr. Hoade:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the “Management Agreement”). We would like to extend the term of the Management Agreement so that the renewal date for the term of the Management Agreement in section 5 thereof will be June 30, 1995 (as agreed upon by us by letter agreement dated February 16, 1995) to January 31, 1996 and annually on June 30 thereafter. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.
By:	/s/ Daniel A. Dantuono
Daniel A. Dantuono Chief Financial Officer, Director and Treasurer

AGREED AND ACCEPTED:
CHESAPEAKE CAPITAL CORP.
By:	/s/ John M. Hoade

Rw/48